Exhibit 32.2
NUCRYST Pharmaceuticals Corp.
Certification Pursuant to 18 U.S.C. § 1350
(Section 906 of Sarbanes-Oxley Act of 2002)
I, Eliot M. Lurier, certify that:
In connection with the report of NUCRYST Pharmaceuticals Corp. (the “Company”) on Form 10-Q for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2007.

/s/ Eliot M. Lurier
Name:   Eliot M. Lurier
Title:     Vice President, Finance and Administration
               and Chief Financial Officer
               NUCRYST Pharmaceuticals Corp.

     A signed original of this written statement required by Section 906 has been provided to NUCRYST Pharmaceuticals Corp. and will be retained by NUCRYST Pharmaceuticals Corp. and furnished to the Securities and Exchange Commission or its staff upon request.